UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 25, 2007
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835

(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tennyson Parkway
Suite 1200
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 25, 2007, Denbury Resources Inc. issued a press release announcing that its board of directors had declared a two-for-one stock split of its common stock. The stock split is subject to stockholder approval of an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 250 million to 600 million shares and split the stock. The special stockholders’ meeting is tentatively scheduled for Monday, November 19, 2007, with a record date of October 8, 2007. A copy of the press release issued by Denbury is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c)     Exhibits.
99.1	Press release, dated September 25, 2007, of Denbury Resources Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: September 26, 2007	By:	/s/ Phil Rykhoek
		Name:	Phil Rykhoek
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release, dated September 25, 2007, of Denbury Resources Inc.